FOR IMMEDIATE RELEASE

IFF AFFIRMS EARNINGS GUIDANCE FOR SECOND QUARTER AND
COMMENTS ON SALES

New York, N.Y., July 7, 2003 .... International Flavors & Fragrances Inc. (NYSE: IFF) (“IFF” or “the Company”) announced that it expects second quarter 2003 earnings per share to be consistent with previous guidance, notwithstanding lower than anticipated sales for the quarter.

The Company commented that it expects reported dollar sales for the second quarter 2003 to increase approximately 2-3% in comparison to the prior year comparable quarter; previously, the Company had expected sales to increase approximately 5%. For purposes of this comparison, the 2002 second quarter sales exclude $4.3 million of sales attributable to those non-core businesses disposed of in 2002. Reported dollar sales benefited from the strengthening of various currencies, most notably the Euro, in relation to the U.S. dollar. Had exchange rates remained constant between 2003 and 2002, sales for the second quarter 2003 would have declined approximately 5-6% in relation to the prior year; previously, the Company had expected local currency sales to be flat in relation to the 2002 comparable quarter.

The sales performance reflected a marked slow-down in customer order activity during the last weeks of the quarter, most significantly in Europe and North America, and to a lesser extent in Latin America and parts of Asia Pacific. India sales exceeded previous expectations.

Conference call
There will be a conference call on July 24, 2003 at 10:00 AM Eastern Time, at which time the Company will discuss operating results for the second quarter 2003 and its expectations for the balance of the year. The dial in number for U.S.-based participants is 800-946-0742; for international participants, the number is 719-457-2650. The passcode for the call is 310448.

A replay of the conference call will be available from 1:00 PM Eastern Time beginning on Thursday July 24, 2003 and ending at Midnight on Friday, August 22, 2003. The dial in number for the replay for U.S.-based listeners is 888-203-1112; for international listeners, the number is 719-457-0820. The replay pass code will be 310448.

The call can also be monitored via the World Wide Web at www.iff.com. Real Network’s Real Player or Microsoft Media Player is required to access the webcast. They can be downloaded from www.real.com or www.microsoft.com/windows/mediaplayer. A replay of the conference call will be available on the Company’s website for twelve months.

About IFF
IFF is the world’s leading creator and manufacturer of flavors and fragrances used in a wide variety of consumer products—from fine fragrances and toiletries, to soaps, detergents and other household products, to beverages and food products. IFF is dedicated to The Pursuit of Excellence in every area of its business, using knowledge, creativity, innovation and technology to continually provide customers with the highest quality products and service and superior consumer understanding.

IFF has sales, manufacturing and creative facilities in 34 countries worldwide and annual sales exceeding $1.8 billion. For more information, please visit our Web site at www.iff.com.

Contact
Douglas J. Wetmore
Senior Vice President and
Chief Financial Officer
Phone:   212-708-7145

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995
Statements in this release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following: general economic and business conditions in the Company’s markets, including economic, population health and political uncertainties; interest rates; the price and availability of raw materials; the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability and growth targets; the impact of currency fluctuation or devaluation in the Company’s principal foreign markets and the success of the Company’s hedging and risk management strategies; the impact of possible pension funding obligations and increased pension expense on the Company’s cash flow and results of operations; and the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its Representatives by foreign governments. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.

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